                                  EXHIBIT 99.2
                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                           TENDER OF ALL OUTSTANDING
                     9 5/8% SERIES A SENIOR NOTES DUE 2005
                                IN EXCHANGE FOR
                     9 5/8% SERIES B SENIOR NOTES DUE 2005
                                       OF
                         CHESAPEAKE ENERGY CORPORATION

     Registered holders of outstanding 9 5/8% Series A Senior Notes Due 2005 (the "Old Notes") of Chesapeake Energy Corporation ("Chesapeake") who wish to tender their Old Notes in exchange for a like principal amount of 9 5/8% Series B Senior Notes Due 2005 (the "New Notes") of Chesapeake and, in each case, whose Old Notes are not immediately available or who cannot deliver their Old Notes and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to United States Trust Company of New York (the "Exchange Agent"), prior to the Expiration Date, may use this Notice of Guaranteed Delivery or one substantially equivalent hereto. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight delivery) or mail to the Exchange Agent. See "The Exchange Offer -- Terms of the Exchange
Offer -- Guaranteed Delivery Procedures" in the Prospectus.

                 The Exchange Agent for the Exchange Offer is:

                    UNITED STATES TRUST COMPANY OF NEW YORK

         By Mail:            By Overnight Courier:             By Hand:                By Facsimile:
United States Trust        United States Trust        United States Trust        (212) 420-6152 (For
Company of New York        Company of New York        Company of New York        Eligible Institutions
P.O. Box 844               Corporate Trust Operations 111 Broadway               Only)
Cooper Station             Department                 Lower Level
New York, NY 10276-0844    770 Broadway-13th Floor    New York, NY 10006         Confirm by telephone:
Attention: Corporate       New York, NY 10003         Attention: Corporate       (800) 548-6565
  Trust Services                                      Trust Services
(registered or certified
mail recommended)

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution, such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.

Ladies & Gentlemen:

     The undersigned hereby tender(s) to Chesapeake upon the terms and subject to the conditions set forth in the Exchange Offer and the Letter of Transmittal, receipt of which is hereby acknowledged, the aggregate principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus.

     The undersigned understands that tenders of Old Notes will be accepted only in principal amounts equal to $1,000 or integral multiples thereof. The undersigned understands that tenders of Old Notes pursuant to the Exchange Offer may not be withdrawn after 5:00 p.m., New York City time on the Expiration Date. Tenders of Old Notes may also be withdrawn if the Exchange Offer is terminated without any such Old Notes being exchanged thereunder or as otherwise provided in the Prospectus.

     All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death, bankruptcy or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

                            PLEASE SIGN AND COMPLETE

Signature(s) of Registered Owner(s) or Authorized Signatory:

------------------------------------------------------

------------------------------------------------------

Principal Amount of Old Notes Tendered:

------------------------------------------------------

Certificate No(s). of Old Notes (if available):

------------------------------------------------------

------------------------------------------------------
Name(s) of Registered Holder(s):

------------------------------------------------------

------------------------------------------------------

------------------------------------------------------

Address:
--------------------------------------------

------------------------------------------------------
Area Code and Telephone No.:

------------------------------------------------------

Date:
-----------------------------------------------

     This Notice of Guaranteed Delivery must be signed by the registered holder(s) of Old Notes exactly as its (their) name(s) appear on certificates for Old Notes or on a security position listing the owners of Old Notes, or by person(s) authorized to become registered Holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.
                      PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s):
               ------------------------------------------------------------

               ------------------------------------------------------------

Capacity:
               ------------------------------------------------------------

Address(es):
               ------------------------------------------------------------

               ------------------------------------------------------------

     DO NOT SEND OLD NOTES WITH THIS FORM. OLD NOTES SHOULD BE SENT TO THE EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.

                                   GUARANTEE
                    (Not to be used for signature guarantee)

     The undersigned, an eligible guarantor institution which is a member of one of the following signature guarantee programs (an "Eligible Institution"): (i) The Securities Transfer Agents Medallion Program (STAMP), (ii) The New York Stock Exchange Medallion Signature Program (MSF), or (iii) The Stock Exchange Medallion Program (SEMP), hereby (a) represents that each holder of Old Notes on whose behalf this tender is being made "own(s)" the Old Notes covered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended, (b) represents that such tender of Old Notes complies with such Rule 14e-4, and (c) guarantees that, within three New York Stock Exchange trading days from the date of this Notice of Guaranteed Delivery, a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), together with certificates representing the Old Notes covered hereby in proper form for transfer and required documents will be deposited by the undersigned with the Exchange Agent.

     THE UNDERSIGNED ACKNOWLEDGES THAT IT MUST DELIVER THE LETTER OF TRANSMITTAL AND OLD NOTES TENDERED HEREBY TO THE EXCHANGE AGENT WITHIN THE TIME SET FORTH ABOVE AND THAT FAILURE TO DO SO COULD RESULT IN FINANCIAL LOSS TO THE UNDERSIGNED.

                             AUTHORIZED SIGNATURE:

Name of Firm:                                          Name:
-------------------------------------------------      ------------------------------------------
Address:                                               Title:
-------------------------------------------------      ------------------------------------------
Area Code and Telephone No.:                           Date:
                             --------------------      ------------------------------------------